UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2002

Com21, Inc.
(Exact name of registrant as specified in its charter)

Commission file number: 000-24009

Delaware	94-3201698
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

750 Tasman Drive
Milpitas, California    95035
(Address of principal executive offices and principal places of business)

(408) 953-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

On October 1, 2002, Com21, Inc. (the "Company") issued a press release announcing that the NASDAQ Stock Market has approved the Company's request to transfer its common stock to the NASDAQ SmallCap Market from the NASDAQ National Market effective opening of business, October 1, 2002. The stock will continue trading under the symbol CMTO. The Company requested the transfer to the NASDAQ SmallCap Market because it was unable to meet the $1.00 per share closing bid requirement of the NASDAQ National Market for the minimum number of consecutive trading days. The NASDAQ SmallCap Market has the same $1.00 closing bid requirement, but the Company has until at least December 3, 2002 to demonstrate compliance with such requirement under NASDAQ SmallCap Market rules for a period of at least ten consecutive trading days. If the Company fails to demonstrate compliance by December 3, 2002, the Company may be eligible for a grace period of 180 days after such date to demonstrate compliance with the $1.00 closing bid requirement if the Company is in compliance with the NASDAQ SmallCap Market initial listing requirements.

The press release is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.   Exhibits.

The following exhibits are filed as part of this Report:
Exhibit Number	Description
Exhibit 99.1	Com21, Inc. Press Release issued on October 1, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

Com21, Inc.

By:	/s/ George Merrick

George Merrick
President, Chief Executive Officer

Dated: October 1, 2002

EXHIBIT INDEX
Exhibit Number	Description
Exhibit 99.1	Com21, Inc. Press Release issued on October 1, 2002.